EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO WEBCAST

FOURTH QUARTER FISCAL 2014 EARNINGS CONFERENCE CALL

ON FEBRUARY 11, 2015

Calabasas Hills, CA — January 21, 2015 — The Cheesecake Factory  Incorporated (NASDAQ: CAKE) today announced it will release fourth quarter fiscal 2014 financial results after market close on Wednesday, February 11, 2015.  The Company will hold a conference call to discuss its results on the same day beginning at 2:00 p.m. Pacific Time.  The conference call will be webcast and can be accessed on the Company’s website, investors.thecheesecakefactory.com.  A replay of the webcast will be available on the Company’s website through March 11, 2015.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 189 full-service, casual dining restaurants throughout the U.S. and Puerto Rico, including 177 restaurants under The Cheesecake Factory® mark; 11 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, eight The Cheesecake Factory® restaurants operate under licensing agreements.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce approximately 70 varieties of quality cheesecakes and other baked products.  In 2014, the Company was named to Fortune magazine’s “100 Best Companies to Work For” list. To learn more about the Company, visit www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100